Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-282837) pertaining to the 2021 Stock Option and Grant Plan, 2024 Stock Option and Incentive Plan and 2024 Employee Stock Purchase Plan of Septerna, Inc. of our report dated March 27, 2025, with respect to the financial statements of Septerna, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Mateo, California

March 27, 2025